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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (File No. 333-83021) and the related Prospectus of WMS Industries Inc. and to the incorporation by reference therein of our report dated August 12, 1999, with respect to the consolidated financial statements and schedule of WMS Industries Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                                 /s/ ERNST & YOUNG LLP
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Chicago, Illinois
September 3, 1999